Exhibit 10.8

Subscription Agreement

EQT Exeter Holdings US, Inc.

Five Radnor Corporate Center
100 Matsonford Road, Suite 250

Radnor, Pennsylvania 19087

[__], 2023

EQT Exeter Real Estate Income Trust, Inc.

c/o Exeter Property Group, LLC

Five Radnor Corporate Center
100 Matsonford Road, Suite 250

Radnor, Pennsylvania 19087

Ladies and Gentlemen:

In connection with the acquisition by EQT Exeter Holdings US, Inc., a Delaware corporation (the “Investor”), of shares of Class E common stock in EQT Exeter Real Estate Income Trust, Inc., a Maryland corporation (the “REIT”) and/or Class E units in EQT Exeter REIT Operating Partnership LP (the “Operating Partnership”), a Delaware limited partnership of which the REIT is the sole general partner, the Investor hereby agrees, represents, warrants and confirms to the REIT as follows:

(a)     The Investor hereby agrees to purchase from time to time an aggregate of $200,000,000 in Class E shares of common stock of the REIT or Class E units of the Operating Partnership, or a combination thereof (the “Sponsor Committed Amount”); provided that the Investor may invest a smaller amount to the extent the reduction is offset by an investment by other affiliates of EQT AB, the Sponsor of the REIT, and their employees, on the terms provided for in the REIT’s Articles of Amendment and Restatement (as amended from time to time, the “Charter”), the REIT’s Bylaws (as amended from time to time, the “Bylaws”) and the Amended and Restated Limited Partnership Agreement of EQT Exeter REIT Operating Partnership LP (as amended from time to time, the “OP Agreement” and, together with the Charter and the Bylaws, the “Operative Documents”), upon acceptance of this subscription by the REIT in its own capacity and in its capacity as the general partner of the Operating Partnership. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Operative Documents. The Investor and the REIT hereby agree as follows:

i.	Until the board of directors of the REIT has authorized the release to the REIT of funds in the escrow account established for the initial public offering of the REIT (the “Escrow Break”), the purchase price for shares of the Class E common stock of the REIT and Class E units of the Operating Partnership will be $10.00 per share or unit, as applicable. After the Escrow Break, Class E shares and Class E units will be sold at the then-current transaction price, which will generally be the prior month’s net asset value (“NAV”) per share or unit for such class.

ii.	The REIT hereby accepts the Sponsor Committed Amount.
iii.	The Investor, as a holder of Class E shares and/or Class E Units, shall not be subject to any upfront selling commissions, dealer manager fees, distribution fees, management fees payable to Exeter Property Group LLC (the “Adviser”) or the performance participation allocation to the Special Limited Partner.

iv.	The Investor agrees to hold all Class E shares and Class E units it acquires in satisfaction of the Sponsor Committed Amount until the earlier of (a) the first date that the aggregate NAV of the REIT’s outstanding shares of common stock, along with the Operating Partnership units held by parties other than the REIT, reaches $1.0 billion and (b) three years from the date of the initial investment by Investor. Following such date, Class E shares and Class E units purchased in connection with the Sponsor Committed Amount will be eligible for repurchase by the REIT; provided, that the REIT will only process repurchases of such Class E shares or Class E units after all other stockholder repurchase requests have been processed and such repurchases will be subject to the 2% monthly and 5% quarterly limitations on repurchases in the REIT’s share repurchase plan. Repurchases of Class E shares and Class E units acquired in connection with the Sponsor Committed Amount will not be subject to the Early Repurchase Deduction (as defined in the share repurchase plan).

v.

The Investor agrees that it will not vote any of the Class E shares that it acquires regarding (a) the removal of the Adviser, a director or any affiliate or (b) any transaction between the Advisor, a director or any affiliate and the REIT; provided, however, that the forgoing voting restrictions will cease to apply beginning on and continuing from the date on which the Adviser or any of its affiliates no longer serves as the REIT’s adviser.

vi.

With respect to any Class E shares acquired in connection with the Sponsor Committed Amount (or received upon conversion of Class E units of the Operating Partnership acquired in connection with the Sponsor Committed Amount) (collectively, the “Sponsor Commitment Shares”), within six months after a listing on a national securities exchange of any class of common shares of the REIT, the Investor and the REIT covenant and agree to negotiate in good faith and enter into a registration rights agreement for the Sponsor Commitment Shares with terms mutually agreeable to the Investor and the REIT. Such registration rights agreement shall be in customary form for agreements of this type entered into by real estate investment trusts with institutional investors prior to an initial public offering and will provide for: (a) a long-form “demand” registration right exercisable once by the Investor; (b) “shelf” registration rights so long as Form S-3 is available to the REIT; (c) “piggy-back” registration rights; and (d) in the event of “underwriters’ cut-backs” in relation to a demand registration, a shelf registration or any piggyback registration, the ability of the REIT to reduce the number of Sponsor Commitment Shares to be registered on a pro rata basis with other registering stockholders. If a class of REIT shares other than Sponsor Commitment Shares are listed, such registration rights agreement shall provide for conversion of Sponsor Commitment Shares to the class of REIT shares which are listed based on the relative NAV per share, determined on a consistent basis, and the registration rights above shall apply to the common shares received upon such conversion of Sponsor Commitment Shares.

vii.

Investor represents and warrants to the REIT and the Operating Partnership that: (a) Investor is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); (b) Investor will furnish additional information reasonably requested by the REIT and the Operating Partnership to assure compliance with applicable securities laws, rules and regulations in connection with the purchase and sale of the Class E shares and/or Class E units; (c) Investor has such knowledge, skill and experience in business, financial and investment matters that Investor is capable of evaluating the merits and risks of an investment in the Class E shares and Class E units and making an informed investment decision with respect thereto; (d) Investor has made an independent legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Class E shares and Class E units; and (e) Investor is able to bear the substantial economic risks related to an investment in the Class E shares and Class E units for an indefinite period of time, has no need for liquidity in such investment, and can afford a complete loss of such investment.

viii.	Investor hereby certifies that none of the disqualifying events or conditions (each, a “Rule 506(d) Event”) described in Rule 506(d) under Regulation D promulgated under the Securities Act has occurred or is true as of the date hereof with respect to (a) Investor or (b) any beneficial owner of Investor which indirectly holds 20% or more of the total outstanding shares of the REIT or units of the Operating Partnership. Investor shall promptly notify the REIT and the Operating Partnership, in the event that, after the date hereof, the foregoing sentence is no longer accurate.

(b)     The Investor acknowledges that the neither the Class E shares nor the Class E units have been registered and are not expected to be registered under the Securities Act, any securities laws of any state of the United States or the laws of any other jurisdiction. Investor agrees that it will not make any sale, transfer or other disposition of Class E shares or Class E units without registration under the Securities Act and any state securities laws (the “State Acts”) unless an exemption from registration is available under the Securities Act and the State Acts. Investor also understands that (i) sales or transfers of the Class E shares and Class E units are further restricted by the provisions of the Operative Documents and (ii) the REIT is not registered as an “Investment Company” under the U.S. Investment Company Act of 1940, as amended, in reliance upon an exemption from such registration.

(c)     The Investor understands that this Subscription Letter (the “Subscription Letter”), including all representations, warranties, agreements and other provisions hereof, shall be binding upon the Investor and the Investor’s legal representatives, successors and assigns.

This Subscription Letter is governed by and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania and will be deemed effective as of [__], 2023.

Very truly yours,

EQT Exeter Holdings US, Inc.

By:

Title:

ACCEPTED AND AGREED BY:

EQT Exeter Real Estate Income Trust, Inc.

By:
Name:
Title:

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